UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 24, 2017

SPECTRUM BRANDS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34757	27-2166630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Deming Way

Middleton, Wisconsin 53562

(Address of principal executive offices)

(608) 275-3340

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2017, Spectrum Brands Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”), at which our stockholders approved the Spectrum Brands Holdings, Inc. Amended and Restated 2011 Omnibus Equity Award Plan (the “A&R 2011 Plan”). The purposes of the A&R 2011 Plan are the following:

•	Extend the term of the plan to the ten year anniversary of the 2017 Annual Meeting;

•	Increase the aggregate number of shares authorized for issuance under the A&R 2011 Plan by 1,500,000 shares;

•	Permit the Compensation Committee of the Board of Directors to continue to grant awards that may qualify as tax-deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended;

•	Establish award limitations for non-employees directors; and

•	Maintain the plan’s strong governance features.

The principal features of the A&R 2011 Plan are summarized in greater detail in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on December 21, 2016 (the “2016 Proxy Statement”) under the caption “Proposal 5: Approval of the Spectrum Brands Holdings, Inc. Amended and Restated 2011 Omnibus Equity Award Plan,” which summary is incorporated by reference herein. Moreover, the foregoing description of the A&R 2011 Plan and the amendments to the plan embodied therein are qualified in their entirety by reference to the full text of the A&R 2011 Plan, a copy of which was filed as Appendix A to the 2016 Proxy Statement and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As referenced above, the Company held its Annual Meeting on January 24, 2017. Only holders of the Company’s common stock at the close of business on December 14, 2016 (the “Record Date”) were entitled to vote at the Annual Meeting. As of the Record Date, there were 59,666,219 shares of common stock entitled to vote. A total of 56,264,244 shares of common stock (94.30%), constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.

The stockholders voted on five proposals at the Annual Meeting. The proposals are described in detail in the 2016 Proxy Statement. The final results of the votes regarding each proposal are set forth below.

Proposal 1: The Company’s stockholders elected two directors to the Board to serve for a three-year term until the 2020 annual meeting of stockholders. The votes regarding this proposal were as follows:

	For	Withhold	Broker Non-Votes
Kenneth C. Ambrecht	52,369,059	1,543,062	2,352,123
Andreas Rouvé	48,213,043	5,699,078	2,352,123

Proposal 2: The Company’s stockholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ended September 30, 2017. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
56,165,417	97,036	1,791	–

Proposal 3: The Company’s stockholders approved a non-binding advisory resolution approving the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
46,007,862	7,860,602	44,608	2,351,172

Proposal 4: The Company’s stockholders indicated their preference, on a non-binding advisory basis, that the advisory vote on executive compensation be held “every one year.” The votes regarding this proposal were as follows:

1 Year	2 Years	3 years	Abstain	Broker Non-Votes
53,736,939	7,001	165,169	3,964	2,351,171

Based on the voting results of the Annual Meeting, and its consideration of the appropriate voting frequency for the Company at this time, the Board of Directors of the Company has decided that it will include an advisory stockholder vote on executive compensation in its proxy materials each year until the next advisory vote on the frequency of stockholder votes on executive compensation.

Proposal 5: The Company’s stockholders approved the Spectrum Brands Holdings, Inc. Amended and Restated 2011 Omnibus Equity Award Plan. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
52,233,111	1,674,471	5,492	2,351,170

No other matters were considered or voted upon at our Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM BRANDS HOLDINGS, INC.
Date: January 27, 2017

	By:	/s/ Nathan E. Fagre
Printed Name: Nathan E. Fagre
Title: General Counsel and Corporate Secretary